Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of OurPet’s Company (the Company) on Form 10-QSB for the quarter ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Vice President, Treasurer and Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act 0f 2002, that:

(1)	I have reviewed this Report on Form 10-QSB for the quarter ended March 31, 2004 of OurPet’s Company.

(2)	This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3)	The financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report.

BY	/s/ John G. Murchie
JOHN G. MURCHIE
Vice President, Treasurer and Controller

Dated: May 14, 2004

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose.